Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (2003 Stock Grant Plan) of Innovative Designs, Inc. of our report dated February 17, 2025, which includes an explanatory paragraph as to Innovative Designs, Inc’s ability to continue as a going concern, relating to the financial statements, which is incorporated by reference to this Annual Report on Form 10-K/A.

Asesoria Global, S.A
May 1, 2026